UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

VNUE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53462	98-0543851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 W. 29th Street 11th Floor

New York, NY 10001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 937-5493

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2021, we entered into a Securities Purchase Agreement (the “SPA”) with GHS Investments, LLC (the “Purchaser”), a Nevada limited liability company, pursuant to which the Company will have the right in its sole discretion for a period of one year from the date of the SPA, to sell up to $8 million of Common Stock (subject to certain limitations) to GHS Investments, which has no right to require the Company to sell any shares, following the effectiveness of a registration statement with the Securities and Exchange Commission registering the Common Stock issuable pursuant to the SPA and other customary closing conditions, as detailed in the SPA. The funding is expressly contingent upon the effectiveness of the registration statement. The purchase price for the Common Stock is a fixed price per share equal to seventy percent (80%) of the lowest volume weighted average price (VWAP) during the twenty (20) trading day period immediately preceding, but not including, the date the registration statement is filed, subject to a trading price floor. The trading price floor is a fixed price, equaling the lowest VWAP for the Company’s Common Stock during the ten (10) trading days preceding the filing of the registration statement. Each Closing shall be for at least $10,000 of Common Stock, and shall not exceed the lesser of (1) $500,000 of Common Stock, (2) 200% of the average daily trading volume for the Common Stock during the ten (10) Trading Days preceding such Closing date and (3) 4.99% of the then total outstanding number of shares of Common Stock of the Company.

The Purchaser irrevocably agrees to purchase the common stock, subject to an event of default. Pursuant to the SPA, an event of default means any of the following events: (a) the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such Registration Statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Purchase Shares to be issued to the Investor under the Transaction Documents; (b) the suspension of the Common Stock from trading on the Principal Market for a period of two (2) Business Days, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension; (c) the delisting of the Common Stock from the OTC Pink provided, however, that the Common Stock is not immediately thereafter trading on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE American, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing); (d) the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within three (3) Business Days after the applicable date on which the Investor is entitled to receive such Purchase Shares; (e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days; (f) if any Person or entity commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law; (g) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due; (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or (i) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares.

From the date of the SPA until the date when the Purchaser no longer holds any Securities, upon any issuance by the Company or any of its subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, indebtedness or a combination of units hereof (a “Subsequent Financing”), Purchaser may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the Securities then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis.

From the date hereof until the date that is the 12-month anniversary of the Closing Date, upon a Subsequent Financing, Purchaser shall have the right to participate up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the document as filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On June 23, 2021, the Company issued a press release tilted, “VNUE, Inc. Announces $8 Million Equity Funding Commitment”. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Securities Purchase Agreement with GHS Investments, LLC*
99.1	Press Release tilted “VNUE, Inc. Announces $10M Equity Funding Commitment.”*

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VNUE, INC.

Date: June 23, 2021	By:	/s/ Zach Bair
Zach Bair
CEO & Chairman

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